Exhibit 16.1

Paris, Kreit & Chiu CPA LLP

200 Park Ave, Suite 1700

New York, NY 10166

(949) 326-CPAS (2727)

April 7, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated April 7, 2022 of Fuse Group Holding, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Paris, Kreit & Chiu CPA LLP

Paris, Kreit & Chiu CPA LLP

New York, NY